LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) dated this 19th day of March, 2008

BETWEEN:

Lorraine DiPaolo of 47 Plaza Street West Apartment 16C, Brooklyn, NY 11217
(the “Lender”)

AND

SheerVision, Inc. of 4030 Palos Verdes Drive North, Suite 104, Rolling Hills, CA 90278
(the “Borrower”)

IN CONSIDERATION OF the Lender loaning certain monies (the “Loan”) to the Borrower and the Borrower repaying the Loan to the Lender, both parties agree to keep, perform and fulfill the promises and conditions set out in this Agreement:

Loan Amount & Interest

1. The Lender promises to loan up to three hundred thousand ($300,000) USD to  the Borrower and the Borrower promises to repay the principal amount to the  Lender, at such address as may be provided in writing, with interest payable on  the unpaid principal at the rate of 9.00 percent per annum. Borrower may request  advances against the Loan periodically.

Payment

2. The loan will be repaid in full (both principal and interest) 9 months from the  execution of this Agreement or earlier upon an Event of Default (as defined  below) (the “Term”).

3. At any time while not in default under this Agreement, the Borrower may pay  the outstanding balance then owing under this Agreement to the Lender without  penalty.

Representations and Covenants of the Borrower

4. The Borrower represents and warrants to the Lender that:

(a) this Agreement constitutes the legal, valid, and binding obligation of the  Borrower, enforceable against the Borrower in accordance with its terms, subject  to applicable bankruptcy, insolvency, reorganization or similar laws generally  affecting the enforcement of the rights of creditors.

(b) it will not create, incur, assume or suffer to exist, contingently or otherwise,  any indebtedness for borrowed money that is either pari passu or senior in right of  payment to this Loan.

(c) it is the legal and beneficial owner and will continue to be the legal and  beneficial owner of all of the Collateral (as defined below) free of all liens,  charges, security interests, mortgages and other encumbrances and it shall defend  the Collateral against all claims and demands of all persons at any time charging  the same or any interest therein;

(d) it shall not, without the prior written consent of the Lender, create, permit,  assume, have outstanding or suffer to exist, any assignment, mortgage, lien,  charge, security interest or other encumbrance on the Collateral, or any part  thereof, ranking or purporting to rank prior to or pari passu with the charge and  security interest created by this Agreement.

Default

5. Notwithstanding anything to the contrary in this Agreement, upon the  occurrence or during the continuance of an Event of Default, then the Lender may  declare the principal amount owing and interest due under this Agreement at that  time to be immediately due and payable.

Unless the parties otherwise agree in writing, each of the following events shall be  an “Event of Default” hereunder:

(a) Borrower fails to pay timely any of the amounts due under this Agreement on  the date the same becomes due and payable;

(b) Borrower is in breach of any of the representations, warranties or covenants  herein applicable to it;

(c) if an encumbrancer, whether permitted or otherwise, takes possession of any  part of the Collateral, or if any process of a court, execution, distress, or  analogous process becomes enforceable or is enforced against any of the  Collateral, the  validity of which is not being diligently contested in good faith at  the time by Borrower by proper legal proceedings provided that such  proceedings effectively postpone enforcement of same and provided further  that same is vacated or lifted  within 30 days of Borrower becoming aware of or  receiving notice thereof; or

(d) Borrower shall commence, or have commenced involuntarily against it, any  case, proceeding or other action seeking to have an order for relief entered on its  behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking  reorganization, liquidation or dissolution under any law relating to bankruptcy,  insolvency, reorganization or relief of debtors or seeking an appointment of a  receiver, trustee, custodian or other similar official for it or for all or any  substantial part of its property.

Additional Clauses

6. It is acknowledged that at Lender’s option, at the end of Term of this  Agreement, Lender may elect to receive additional consideration in warrants in  the amount of 50% of the principal amount loaned at a warrant price of $0.25.

7. It is acknowledged that at Lender’s option, Lender or Lender’s representative  may have access to SheerVision’s board of directors meetings and other actions  brought to the board of directors.

8. Borrower hereby covenants and agrees with Lender that it shall insure and  keep insured all insurable property included in the Collateral against loss or  damage by fire and all other perils covered by a policy with an extended coverage  endorsement, in an amount not less than the full replacement value of the  Collateral, and will maintain general business insurance satisfactory to the  Lender.

Security

9. Borrower hereby grants Lender a first position security interest and lien in and  to the Collateral. Such security interest in the Collateral shall secure all of  Borrower’s obligations to Lender hereunder (the “Obligations”), including, but  not limited to, the payment of the principal amount of the loan and any interest  thereon. Borrower agrees to execute and deliver to Lender a Financing Statement  on Form UCC-1 in order to perfect the security interest granted hereunder.  Borrower shall not, without the prior written consent of Lender: (i) sell, lease or  otherwise dispose of the Collateral or any part thereof; or (ii) release, surrender or  abandon possession of the Collateral or any part thereof.

Governing Law

10. This agreement will be construed in accordance with and governed by the  laws of the State of New York.

Notice

11. Any demand, notice or other communication to Borrower in connection with  this Agreement will be deemed to be made, given and received:

(a) if mailed by prepaid registered mail addressed to Borrower at the address for  notice set forth on the signature page hereof, on the day following the day on  which it was mailed, during a period of uninterrupted mail service, whether or not  the same be returned undelivered; or

(b) if delivered to Borrower at, or sent by prepaid courier service to the address  for notice set forth on the signature page hereof, or personally served upon any  director, officer, servant, employee or partner of Borrower, at the time of such  delivery or service; or

(c) if sent prepaid by telecopier, telefax or other similar means of electronic  communication, to the number set forth on the signature page hereof or where  Borrower has the facilities to receive such communication, provided that a copy  thereof is sent on the same day by prepaid mail, at the time of such sending.

Binding Effect

12. This agreement will pass to the benefit of and be binding upon the respective  heirs, executors, administrators, successors and permitted assigns of the Borrower  and Lender.

Amendments

13. This agreement may only be amended or modified by a written instrument  executed by both the Borrower and Lender.

Entire Agreement

This agreement constitutes the entire agreement between the parties and there are  no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal the 19th day of March, 2008.

SIGNED, SEALED AND DELIVERED	]
this 19th day of March, 2008	]
Lorraine DiPaolo

SIGNED, SEALED AND DELIVERED	]
this 19th day of March, 2008	]
SheerVision, Inc.